Exhibit 10.4

5 October 2021

PRIVATE & CONFIDENTIAL

JE Cleantech Holdings Limited (the “Company”)

3 Woodlands Sector I

Singapore 738361

Attn: Board of Directors

Dear Sirs,

Loan facility of up to US$1,100,000

I understand that the Company is proposing to undergo a listing on NASDAQ (the “Listing”) and requires financing for the payment of Listing expenses as well as for general working capital and corporate purposes.

I (the “Lender”) confirm that I am making available or procuring the making of the facility described below to you subject to the terms and conditions set out in this letter (as it may be supplemented or amended from time to time):

1.	Borrower

JE Cleantech Holdings Limited (the “Borrower”).

2.	Facility

A loan facility of up to US$1,100,000 (the “Facility”) or its equivalent in relevant currency.

3.	Drawdown

The Borrower may, on any business day after the date hereof (or such other date as agreed between the Lender and the Borrower), make drawings under the Facility provided that a notice of drawing is received by the Lender at least 1 business day before the proposed date of drawings.

For the purpose of this letter, a business day shall mean a day (excluding Saturday) on which banks open for business in Singapore.

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4.	Repayment and Prepayment

The Borrower shall, within 14 days from the date of Listing (the “Repayment Date”), repay to the Lender all outstanding amounts of the Facility and any other sums due or payable by the Borrower to the Lender under this letter.

The Borrower may prepay the whole or part of the principal amount borrowed and owing under the Facility without paying any fee, penalty or compensation to the Lender (but without prejudice to the Borrower other obligations set out herein) provided that the Borrower shall have given to the Lender not less than 24 hours’ prior written irrevocable notice. On the date on which any such prepayment is made, the Borrower shall pay to the Lender the principal amount to be prepaid and any other sums due and payable by the Borrower hereunder.

Any notice of prepayment given by the Borrower shall be irrevocable and shall oblige the Borrower to prepay in accordance with such notice. Any amount prepaid may not be re-borrowed.

5.	Use of Proceeds

The proceeds drawn under the Facility shall (unless with prior written consent of the Lender) be applied solely for the payment of costs and expenses in connection with the Listing as well as for general working capital and corporate purposes.

6.	Conditions

The granting of the Facility is subject to copies of all mandates relating to the Listing having been provided to me.

7.	Interest

The Facility shall be interest free.

8.	Payments

All payments by the Borrower hereunder shall be made in immediately available funds free and clear of any withholdings or deductions for any present or future taxes, imposts, levies, duties or other charges. In the event that the Borrower is required by law to make any such deduction or withholding from any amount paid, the Borrower shall pay to the Lender such additional amount as shall be necessary so that the Lender continues to receive a net amount equal to the full amount which it would have received if such withholding or deduction had not been made.

9.	Assignment

This letter shall be binding upon and enure to the benefit of the Lender and the Borrower. The Borrower may not assign or transfer any of its rights and/or obligations under this letter without the consent of the Lender.

10.	Law and Jurisdiction

This letter shall be governed by and construed in all respects in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Hong Kong courts.

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11.	Waiver

No waiver of any of the Lender’s rights or powers or any consent by the Lender shall be valid unless signed by the Lender in writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other rights, power or privilege. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or any other rights the Lender may have.

12.	Notice and Service of Proceedings

a.	Any notice or other communication given or made under or in connection with the matters contemplated by this letter shall be in writing.

b.	Any such notice or other communication shall be addressed as provided in paragraph (c). All such notice or other communication from the Borrower shall be irrevocable, and shall not be effective until received by the Lender. All such notice or other communication from the Lender shall be deemed to have been duly given or made as follows:

1.	if sent by personal delivery, upon delivery at the address of the relevant party;

11.	if sent by post, two days after the date of posting;

111.	if sent by facsimile, when despatched.

c.	The relevant addressees and address of the Lender and the Borrower respectively are:

Name of party	Address

Hong Bee Yin	3 Woodlands Sector I Singapore 738361

JE Cleantech Holdings Limited	3 Woodlands Sector I Singapore 738361

13.	Severability

If any provision of this letter is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

We trust that the above terms and conditions are acceptable to you. Please signify your acceptance of the Facility upon the terms and conditions of this letter by counter signing this letter and returning the copy letter to us by no later than 7 days from the date hereof. In the absence of our written agreement to the contrary, if we do not receive the duly signed acceptance and copy letter by such time and date, this offer shall automatically lapse.

Yours faithfully,

/s/ HONG Bee Yin

We accept the terms contained herein.
For and on behalf of
JE Cleantech Holdings Limited

/s/ HONG Bee Yin
Director

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